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                                                                    EXHIBIT 99.4

                           NOVA CHEMICALS CORPORATION
                               OFFER TO EXCHANGE
                    6 1/2% SENIOR NOTES DUE JANUARY 15, 2012
                           WHICH HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
                                      FOR
                      ANY AND ALL OUTSTANDING UNREGISTERED
                    6 1/2% SENIOR NOTES DUE JANUARY 15, 2012

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
              , 2004, UNLESS EXTENDED (THE "EXPIRATION DATE"). OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

    We are enclosing herewith a Prospectus (the "Prospectus"), dated
            , 2004 of NOVA Chemicals Corporation, a corporation organized under the laws of the Province of Alberta, Canada (the "Company"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange its 6 1/2% Senior Notes due January 15, 2012 (the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for an amount of its issued and outstanding 6 1/2% Senior Notes due January 15, 2012 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

    The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

    We are the holder of record of your Old Notes and/or a participant of The Depository Trust Company ("DTC"), the book-entry depository and transfer facility for the Old Notes. A tender of such Old Notes can be made only by us as the record holder and DTC participant and pursuant to your instructions.

    We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

    Your instructions to us should be forwarded as promptly as practicable in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City Time, on             , 2004, unless extended (the "Expiration
Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

    If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for information purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

    Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that:

    (i) the holder is not an "affiliate" of the Company (as defined in Rule 405 under the Securities Act),

    (ii) any New Notes to be received by the holder are being acquired in the ordinary course of its business and each holder received the Old Notes being tendered for exchange in the ordinary course of its business,
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   (iii) if the holder is not a broker-dealer, the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to engage in a distribution (within the meaning of the Securities Act) of New Notes to be received in the Exchange Offer, and

    (iv) the holder is not a broker-dealer tendering Old Notes acquired directly from the Company.

    If the tendering holder is a broker-dealer, it represents and agrees, consistent with certain interpretive letters relating to exchange offers issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that:

    (a) such Old Notes held by the broker-dealer are held only as a nominee, or

    (b) such Old Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such New Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).

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                                                 Very truly yours,

                                                 ______________________________________________
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                      INSTRUCTION TO REGISTERED HOLDER AND
                 BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER OF
                           NOVA CHEMICALS CORPORATION
                    6 1/2% SENIOR NOTES DUE JANUARY 15, 2012

To Registered Holder and/or Participant of The Depository Trust Company:

    The undersigned hereby acknowledges receipt of the Prospectus dated
              , 2004 (the "Prospectus") of NOVA Chemicals Corporation, a corporation organized under the laws of the Province of Alberta, Canada (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

    The aggregate amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

    $            of the 6 1/2% Senior Notes due January 15, 2012

    WITH RESPECT TO THE EXCHANGE OFFER, THE UNDERSIGNED HEREBY INSTRUCTS YOU (CHECK APPROPRIATE BOX):

    / /  TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

    / / TO TENDER THE FOLLOWING OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED (INSERT AMOUNT OF OLD NOTES TO BE TENDERED, (IF ANY):

    $            of the 6 1/2% Senior Notes due January 15, 2012

    / / NOT TO TENDER ANY OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

    IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO BOOK-ENTRY TRANSFER PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

    If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that:

    (i) the holder is not an "affiliate" of the Company (as defined in Rule 405 under the Securities Act);

    (ii) any New Notes to be received by the holder are being acquired in the ordinary course of its business and each holder received the Old Notes being tendered for exchange in the ordinary course of its business;

   (iii) if the holder is not a broker-dealer, the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to engage in a distribution (within the meaning of the Securities Act) of New Notes to be received in the Exchange Offer; and

    (iv) the holder is not a broker-dealer tendering Old Notes acquired directly from the Company.

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    If the tendering holder is a broker-dealer, it represents and agrees, consistent with certain interpretive letters relating to exchange offers issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that:

    (a) such Old Notes held by the broker-dealer are held only as a nominee; or

    (b) such Old Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such New Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).

                                   SIGN HERE

Name of beneficial owner(s): ___________________________________________________

Signature(s): __________________________________________________________________

Name(s) (please print): ________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

Telephone Number: ______________________________________________________________

Taxpayer Identification or Social Security Number: _____________________________

Date: __________________________________________________________________________

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